UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of  the Securities Act of 1934

Date of Report (Date of earliest event reported): May 19, 2003

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 St. James Place, Suite 550 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Item 5. Other.

On May 21, 2003, Omega Protein Corporation (the “Company”) issued a press release (the “Press Release”) announcing that it had entered into an amendment to its Credit Agreement (the “First Amendment”) with Bank of America, N.A. A copy of the Press Release is attached hereto as Exhibit 99.1. A copy of the First Amendment is attached hereto as Exhibit 10.1.

Item 7. Financial Statements and Exhibits.

(c) Exhibit

Exhibit No.	Description of Exhibit

10.1	First Amendment to Loan Documents dated as of May 19, 2003, among the Company, certain subsidiaries and Bank of America, N.A.

99.1	Text of Press Release, dated May 21, 2003, titled “Omega Protein Announces Extension of $20 Million Credit Facility with Bank of America”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: May 22, 2003	/s/ JOHN D. HELD
John D. Held Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description Of Document

10.1	First Amendment to Loan Documents dated as of May 19, 2003, among the Company, certain subsidiaries and Bank of America, N.A.

99.1	Text of Press Release, dated May 21, 2003, titled “Omega Protein Announces Extension of $20 Million Credit Facility with Bank of America”.